Exhibit 23.1

                             KINGERY & CROUSE, P.A.
                          Certified Public Accountants
                          2801 W Busch Blvd, Suite 200
                                 Tampa, FL 33618


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

DNAPrint genomics, Inc.
900 Cocoanut Ave.
Sarasota, FL  34236

Gentlemen:

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-2, amendment no. 1, of our report dated April 11, 2003 included in the Annual Report on Form 10-KSB of DNAPrint genomics, Inc. as of December 31, 2002 and for the years ended December 31, 2002 and 2001.

We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/  Kingery & Crouse, P.A.   (f/k/a Kingery, Crouse & Hohl, P.A.)
---------------------------
Kingery & Crouse, P.A.        (f/k/a Kingery, Crouse & Hohl, P.A.)

December 30, 2004